                                                                    EXHIBIT 3.11

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      PROFILE STEEL AND WIRE, INCORPORATED

                      RESTATED CERTIFICATE OF INCORPORATION
                     OF PROFILE STEEL AND WIRE, INCORPORATED
                     ---------------------------------------

          Profile Steel and Wire, Incorporated, a corporation organized and existing under the laws of the State of Delaware hereby certifies as fol1ows:

          1. The name of the corporation is Profile Steel and Wire, Incorporated. The date of filing its original Certificate of Incorporation with the Secretary of State was February 15, 1962.

          2. This Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of this corporation by amendments decreasing the authorized capital of the corporation and other amendments or changes.

          3. The text of the Certificate of Incorporation is hereby restated with amendments or changes to read as set forth in full:

          FIRST: The name of the corporation is Profile Steel and Wire, Incorporated.

          SECOND: Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware, 1989.

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          THIRD:  The nature of the business or purposes to be conducted or permitted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total authorized capital stock of this corporation is Five Hundred Thousand ($500, 000) Dollars divided into 50,000 shares of Common Stock, of the par value of Ten ($10) Dollars per share, amounting in the aggregate to Five Hundred Thousand ($500, 000) Dollars.

     A. The shares of stock of this corporation shall be transferable only by assignment on the books of the corporation. The Common Stock of the corporation shall not he sold, transferred or assigned to any person not then a holder of shares of such stock without first offering such shares at the same price and terms as the proposed sale to the holders of the Common Stock by giving notice in writing to the Secretary of the corporation setting forth the price and terms of the proposed sale and offering the proposed shares at the same price and terms to the holders of the Common Stock. The Secretary of the corporation shall send copies of such offer to all holders of the Common Stock at their registered addresses within 48 hours after his receipt thereof. Any holder of Common Stock wishing to purchase any of the offered shares (the shares so offered for sale are hereinafter called "offered shares") shall mail notice in writing to the Secretary of the corporation not later than midnight on the 20th day after the mailing of such copies of such offer, specifying the number of offered shares which he wishes to purchase. If the orders from the holders of the Common Stock exceed the number of offered shares,

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     offered shares shall be allotted in proportion to the respective holdings of such shares. If the total orders are less than the number of offered shares, the offer or may at his option accept all the orders or he may reject all orders and sell in accordance with his notice of proposed sale. This restriction shall apply to the shares following transfer, and prevent any resale, retransfer or reassignment except in accordance with these terms. Nothing herein shall prevent a corporate shareholder from distributing its shares in this corporation to its shareholders as a dividend, or shall prevent any transfer by will, intestate, succession or gift to the holder's next of kin. The certificates for stock issued by this corporation shall have the following provision typed or printed on the face thereof:

          "The transfer of this certificate is subject to the previsions of Article Fourth of the Certificate of Incorporation".

     B. No holder of any shares of any class of stock of the corporation shall be entitled as such to any pre-emptive or preferential or other right to subscribe for or purchase, or receive any shares, or any securities of any kind convertible into or exchangeable for or evidencing the right to subscribe for or purchase or receive any shares of any class of stock now authorized or to be authorized.

     C. From time to time the Common Stock may be increased according to law and may be issued in such amounts or proportions as shall be determined by the Board of Directors and as may be permitted by law. All or any part of the shares of Common Stock may be issued and sold or otherwise disposed of from time to time for such consideration (not less than par value) as may be fixed from time to time by the Board of Directors.

     D. No paid-up stock or stock issued as fully paid-up shall be assessable or assessed for debts of the corporation.

     E. Each share of Common Stock shall be equal in all respects to all other shares of such stock and shall entitle the holders thereof to one vote. Directors shall be elected by a plurality of the votes cast at a meeting of the stockholders. Whenever any corporate action other than the election of directors is to be taken by vote of the stockholders it shall, except as otherwise required by the General Corporation Law of Delaware, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereat.

     In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the remaining assets, alter the payment of all debts and liabilities, shall be distributed pro-rata among the holders of the Common Stock.

          FIFTH:   The corporation is to have perpetual existence.

          SIXTH:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

          SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (1)  To make, alter or repeal the By-laws of the corporation.

     (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     (3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (4) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     (5) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best -interests of the corporation.

          EIGHTH:   Whenever a compromise or arrangement is proposed between
     this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for

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     this corporation under the provisions of Section 279 of Title 8 of the
     Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

          NINTH:    Meetings of stockholders may be held within or without the
     State of Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside, the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

          TENTH:    The corporation shall to the fullest extent permitted by
     Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and

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     advances may be made by this corporation against costs, expenses and fees, except in cases of negligence or misconduct by such persons.

          ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          5. The capital of said corporation will not be reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

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          IN WITNESS WHEREOF said Profile Steel and Wire, Incorporated has claimed its corporate seal to be herewith affixed and this Certificate to be signed by John H. Steward, its Chairman of the Board, and attested by Thomas A. Roach, its Secretary, this second day of March, 1971.


                                          PROFILE STEEL AND WIRE, INCORPORATED


                                          By
                                             -----------------------------------
                                                     John H. Steward
[Corporate Seal]                                  Chairman of the Board

ATTEST:


By
   -----------------------------------
            Thomas A. Roach
               Secretary

STATE OF MICHIGAN)
                 )  ss:
COUNTY OF WAYNE  )

          BE IT REMEMBERED that on this second day of March, 1971, personally came before me, a Notary Public in and for the County and State aforesaid, John
H. Steward, Chairman of the Board of Directors of Profile Steel and Wire, Incorporated, a corporation of the State of Delaware, and he duly executed said certificate before and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

          (2-lined paragraph cannot be read)

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                                          --------------------------------------
                                          Notary Public, Wayne County, Michigan

                                          My commission expires:


                                          --------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                      Profile Steel and Wire, Incorporated

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                       ----------------------------------

          Profile Steel and Wire, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Profile Steel and Wire, Incorporated be amended by changing the first sentence of the Article thereof numbered "Fourth" so that, as amended, the first sentence of said Article shall be and read as follows:

              FOURTH: The total authorized capital stock of this corporation is One Million ($1, 000, 000) Dollars divided into 100,000 shares of Common Stock, of the par value of Ten ($10) Dollars per share, amounting in the aggregate to One Million ($1,000,000) Dollars.

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Profile Steel and Wire, Incorporated has caused this certificate to be signed by John H. Steward, its Chairman of the Board of Directors and attested by Jerry H. Steward, its Secretary, as of September 30, 1972 on this 17th day of June, 1974.


                                          PROFILE STEEL AND WIRE, INCORPORATED


                                          By
                                             -----------------------------------
                                                      John H. Steward
[Corporate Seal]                                   Chairman of the Board

ATTEST:


By
   ----------------------------------
             Jerry H. Steward
                Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

          PROFILE STEEL AND WIRE, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

          FIRST: That at a special joint meeting of the Shareholders and Board of Directors of PROFILE STEEL AND WIRE, INCORPORATED, duly held on the _____ day of ____________________, 1975, a resolution was duly adopted by the Shareholders and Directors setting forth the proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

              "NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Section A of the Article thereof numbered "FOURTH" so that, as amended, said Section shall be and read as follows:

              'A. The shares of stock of this corporation shall be transferable only by assignment on the books of the corporation.'"

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, PROFILE STEEL AND WIRE, INCORPORATED has caused its corporate seal to be hereunto affixed and this certificate to be signed by Charles N. Mellowes, its president, and Jerry H. Steward, its secretary, this _____ day of ____________________, l97__.

                                          PROFILE STEEL AND WIRE, INCORPORATED


[Corporate Seal]                          By
                                             -----------------------------------
                                             Charles N. Mellowes, President


                           ATTEST:        By
                                             -----------------------------------
                                             Jerry H. Steward, Secretary


STATE OF MICHIGAN)
                 )  ss:
COUNTY OF WAYNE  )

          On this ____ day of ____________________, 197__, before n personally appeared CHARLES N. MELLOWES and JERRY H. STEWARD, president and secretary respectively, of Profile Steel and Wire, Incorporated, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me to be the same persons described in and who executed the foregoing instrument and they acknowledge that they executed the same as their own free act and deed and that the seal affixed to said certificate is the common or corporate seal of said corporation.

My commission expires:                     -------------------------------------

                                           Notary Public, Wayne County, Michigan

                              CERTIFICATE OF MERGER

                                       OF

                         PROFILE ACQUISITION CORPORATION

                                      INTO

                      PROFILE STEEL AND WIRE, INCORPORATED

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware:

     DOES HEREBY CERTIFY:

     FIRST:   That the name and state of Incorporation of each of the
constituent corporations of the merger is as follow:

              NAME                                STATE OF INCORPORATION
--------------------------------------    --------------------------------------
PROFILE STEEL AND WIRE, INCORPORATED                     Delaware
PROFILE ACQUISITION CORPORATION                          Delaware

     SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

     THIRD:   That the name of the surviving corporation of the merger is
Profile Steel and Wire, Incorporated.

     FOURTH: That the Certificate of Incorporation of Profile Steel and Wire, Incorporated, a Delaware corporation, which shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:   That the executed Agreement of Merger is on the file at the principal place of business of the surviving corporation, the address of which is 26300 Capitol Avenue, Detroit, Michigan 48239.

     SIXTH:   That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That this Certificate of Merger shall be effective on March _____, 1998.

Dated:  March _____, 1998

                                          PROFILE STEEL AND WIRE, INCORPORATED


                                          By
                                             -----------------------------------
                                             Its President

                                      - 2 -